EXHIBIT 10.2

CERTIFICATE OF DESIGNATION
of
SERIES F CONVERTIBLE PREFERRED STOCK
Of
NatureWell, Incorporated

          NatureWell Incorporated, a corporation organized and existing under the General Corporation Law of the State of Delaware (the "Corporation"),

          DOES HEREBY CERTIFY:

          THAT, pursuant to the authority conferred upon the board of directors by the Certificate of Incorporation (as amended) of this Corporation and Section 151 of Title 8 of the Delaware Code; the board of directors has duly adopted the following resolution:

          RESOLVED, that, pursuant to the authority expressly granted to and vested in the board of directors of this Corporation by the provisions of its Certificate of Incorporation, the board of directors hereby creates a series of Preferred Stock to consist of 5,000,000 of the 15,000,000 shares of Preferred Stock, $.01 par value per share, which this Corporation now has authority to issue, and the board of directors hereby fixes the designation, powers, preferences and relative, participating, optional and other special rights, and the qualifications, limitations or restrictions thereof, of the shares of such series (in addition to the designation, powers, preferences and relative, participating, optional and other special rights, and the qualifications, limitations or restrictions thereof, set forth in the Certificate of Incorporation of this Corporation which are applicable to Preferred Stock of all series) as follows:

          1.          Designation. The distinctive designation of such series shall be the Series F Convertible Preferred Stock (the "Series F Preferred Stock").

          2.          Number of Shares. The number of shares, which shall constitute such series, shall be 5,000,000 shares, which number may not be increased or decreased in part without the prior written consent of a majority of the outstanding Series F Preferred Stock.

          3.          Dividends.

                    (a)          The Corporation shall not be required to pay any dividend on the Series F Preferred Stock. However, so long as the Series F Preferred is outstanding, no dividends whatever shall be paid or declared, nor shall any distribution be made, on any Junior Stock, other than a dividend or distribution payable in Junior Stock or warrants or other rights to purchase Junior Stock, without the prior written consent of a majority of the outstanding Series F Preferred Stock.

          4.          Liquidation Rights. Series F Preferred Stock shall be preferred as to assets over Junior Stock so that, in the event of the voluntary or involuntary liquidation, dissolution or winding up of this Corporation, the holder(s) of Series F Preferred Stock shall be entitled to have set apart or to be paid out of assets of this Corporation, an amount in cash equal to, but in no event more than, $5.00 per share. If, upon such liquidation, dissolution or winding up of this Corporation, the assets of this Corporation available for distribution to the holders of its capital stock shall be insufficient to permit the distribution in full of the amounts receivable by the holder(s) of Series F Preferred Stock, then all such remaining assets of this Corporation shall be distributed to the holder(s) of the Series F Preferred Stock. Neither the consolidation nor merger of this Corporation shall be deemed to be a liquidation, dissolution or winding up of this Corporation for purposes of this Section 4.

          5.          Voting Rights. Except as otherwise provided by law or the Certificate of Incorporation, each share of the Series F Preferred Stock shall be entitled to cast a vote for all matters that are presented to the Corporation's shareholders for a vote, whether by shareholder meeting (annual or special) or by written consent, equal to 1 vote for each share of Common Stock that the Series F Preferred Stock is entitled to convert into at the time of such vote. For example; if 1 share of Series F Preferred Stock is entitled to convert into 50,000 shares of Common Stock at the time of a shareholder vote, then each share of Series F Preferred Stock is entitled to cast 50,000 votes, regardless of whether the Corporation has a sufficient number of authorized, but unissued, Common Stock available for the Series F Preferred Stock to convert into at the time of such vote.

          6.          Conversion Rights. The Series F Preferred Stock shall be entitled to convert (or required to convert) into fully paid and non-assessable Common Stock of the Corporation upon the terms and conditions of this section;

                    (a)          For the purposes of this Section 6, each share of Series F Preferred Stock shall be convertible into 50,000 shares of the Corporation's Common Stock.

                    (b)          In case at any time the Common Stock outstanding shall be combined into a lesser number of shares, whether by reclassification, recapitalization, reduction of capital stock, whether referred to as a "reverse split" or otherwise, or other corporate action of similar or different kind, then the amount of common shares that the Series F Preferred shall be convertible into shall be proportionately decreased.

                    (c)          In case at any time any Common Stock shall be issued, or be deemed to have been issued, as a dividend on outstanding Common Stock or shall be issued upon subdivision, reclassification, recapitalization, whether referred to as a "stock split" or otherwise, the amount of common shares that the Series F Preferred shall be convertible into shall be proportionately increased.

                    (d)          In case at any time any warrants, rights or any other security which is declared or issued to the holders of Common Stock or which Common Stock holders have the right to acquire, the Series F Preferred Stock shall automatically be entitled to such rights and/or the receipt of such rights or warrants or other instrument in the same proportion as if the Series F Preferred Stock had been converted on the day such right, warrant or security was declared without having to convert the Series F Preferred Stock.

                    (e)          The Corporation has the right to require the conversion of the Series F Preferred into Common Stock at any time prior to January 1, 2011 (a "Forced Conversion"), at the conversion rate that is in effect at that time. The Corporation shall effect a Forced Conversion by delivering to each holder of Series F Preferred the number of shares of Common Stock that they are entitled to along with a notice (the "Notice of Forced Conversion") informing each holder of the date that the Forced Conversion became effective (the "Effective Date") and that their Series F Preferred certificate or certificates are rendered null and void as of the Effective Date. All Series F Preferred certificates shall be rendered null and void as of the Effective Date of a Forced Conversion, provided however, the shares of Common Stock that each holder is entitled to receive upon a Forced Conversion, along with the Notice of Forced Conversion, must be mailed to each holder within thirty (30) days of the Effective Date and on or prior to December 15, 2010.

                    (f)          Each share of Series F Preferred Stock shall be convertible, at the sole option of the holder thereof, into share(s) of the Corporation's Common Stock, at any time after January 1, 2011, Such (voluntary) conversion of Series F Preferred Stock into Common Stock shall be made by the surrender to the Corporation of the certificate or certificates representing the Series F Preferred Stock to be converted, duly endorsed or assigned (unless such endorsement or assignment is waived by the Corporation), together with a written request for conversion.

                    (g)          All Series F Preferred Stock which shall have been surrendered for conversion or been the subject of a Forced Conversion as herein provided shall no longer be deemed to be outstanding and all rights with respect to such shares of stock, including the rights, if any, to receive notices and to vote, shall forthwith cease except only the rights of the holders thereof to receive Common Stock in exchange therefor. Any Series F Preferred Stock so converted shall be permanently retired, shall no longer be deemed outstanding and shall not be reissued.

                    (h)          The Corporation shall promptly take all actions necessary to provide for a number of authorized shares of Common Stock sufficient to provide for the conversion of the Series F Preferred Stock outstanding upon the basis hereinbefore provided, and thereafter shall at all times be reserved for such conversion. If the Corporation shall propose to issue any securities or to make any change in its capital structure which would change the number of shares of Common Stock into which each share of Series F Preferred Stock shall be convertible as herein provided, the Corporation shall at the same time also make proper provision so that thereafter there shall be a sufficient number of shares of Common Stock authorized and reserved for conversion of the outstanding Series F Preferred Stock on the new basis.

                    (i)          The term "Common Stock" as used in this Section 6 shall mean stock of the class designated as regular Common Stock of the Corporation on the date the Series F Preferred Stock is created or stock of any class or classes resulting from any reclassification or reclassifications thereof, the right of which to share in distributions of both earnings and assets is without limitation in the Certificate of Incorporation (or other similar documents) of the Corporation as to any fixed amount or percentage and which are not subject to redemption; provided, that if at any time there shall be more than one such resulting class, the shares of each such class then issuable on conversion of the Series F Preferred Stock shall be substantially in the proportion which the total number of shares of stock of each such class resulting from all such reclassifications bears to the total number of shares of stock of all such classes resulting from all such reclassifications.

          7.          Sale or Transferability of the Series F Preferred. In addition to any restrictions on transferability imposed by federal and/or state securities laws, prior to January 1, 2011, the shares of Series F Preferred Stock may not be sold or transferred without the prior written approval of the Corporation, which approval shall not be unreasonably withheld or delayed and shall be authorized only by the Corporation's Chief Executive Officer. Notwithstanding anything contained herein, the transfer of the Series F Preferred Stock by reason of death or by operation of law shall not require the approval of the Corporation, but any subsequent sale or transfer shall be governed by the terms of this section, which shall be binding upon the heirs or assigns of the holder(s) of the Series F Preferred Stock.

          8.          Definitions. For the purposes of this resolution, the following terms shall have the meanings indicated.

                    (a)          The term "Preferred Stock" means the class of 15,000,000 shares of Preferred stock, par value $.01 per share, authorized for issuance by the Certificate of Incorporation of this Corporation.

                    (b)          The term "Junior Stock" means (i) Common Stock, and (ii) all those classes and series of preferred or special stock and all those series of Preferred Stock, by the terms of the Certificate of Incorporation or of the instrument by which the board of directors, acting pursuant to authority granted in the Certificate of Incorporation, shall designate the special rights and limitations of each such class and series of preferred or special stock or series of Preferred Stock, which shall be subordinate to Series F Preferred Stock with respect to the right of the holders thereof to receive dividends or to participate in the assets of this Corporation distributable to stockholders upon any liquidation, dissolution or winding up of this Corporation.

          9.          General. The section headings contained in this resolution are for reference purposes only and shall not affect in any way the meaning of this resolution.

          IN WITNESS WHEREOF, the Corporation has caused this Certificate of Designation to be executed as of the [____] day of January 2008, by an officer thereunto duly authorized.

NatureWell, Incorporated

By: ______________________________ James R. Arabia, Chief Executive Officer